Exhibit 99.1

NEWS RELEASE

Parsley Energy Prices Upsized Offering

of Class A Common Stock

AUSTIN, Texas, August 15, 2016—Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or the “Company”) today announced that it has priced an underwritten, upsized public offering of 7,250,000 shares of Class A common stock for total gross proceeds (before underwriters’ fees and estimated expenses) of approximately $243.2 million (the “Equity Offering”). The 7,250,000 million share offering represents a 250,000 share upsize to the originally proposed 7,000,000 share offering. The underwriters have an option for 30 days to purchase up to an additional 1,087,500 shares of Class A common stock from the Company. The Equity Offering is expected to close on August 19, 2016, subject to customary closing conditions.

Concurrently with the Equity Offering, Parsley Energy, LLC and Parsley Finance Corp., the Company’s consolidated subsidiaries, intend to offer to qualified institutional buyers and non-U.S. persons outside of the U.S., in an offering exempt from registration under the Securities Act of 1933, as amended, an additional $200.0 million aggregate principal amount of their 6.250% senior notes due 2024 (the “Concurrent Notes Offering”). The Company does not guarantee the senior notes. The Equity Offering is not conditioned on the consummation of the Concurrent Notes Offering, and the Concurrent Notes Offering is not conditioned on the consummation of the Equity Offering.

Together with the net proceeds from the Concurrent Notes Offering, the Company intends to use the net proceeds of the Equity Offering to fund the aggregate purchase price for the acquisition of oil and gas interests in Glasscock County, Texas (the “Acquisition”), and any remaining net proceeds will be used to fund a portion of the Company’s capital program and for general corporate purposes, including potential future acquisitions. The Equity Offering is not conditioned on the consummation of the Acquisition.

J.P. Morgan Securities LLC is acting as sole lead bookrunner for the Equity Offering.

The Equity Offering is being made pursuant to an effective shelf registration statement, which has been filed with the Securities and Exchange Commission (the “SEC”) and became effective June 5, 2015. The Equity Offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov. Alternatively, the sole lead bookrunner will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting:

J.P. Morgan

via Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York, 11717

Telephone: (866) 803-9204

E-mail: prospectus-eq_fi@jpmchase.com

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, Inc.

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